Second Amendment to Carbon Dioxide Purchase and Sale Agreement

between Cardinal Ethanol, LLC and Air Products and Chemicals, Inc.

This Second Amendment (the "**Amendment**") to Carbon Dioxide Purchase and Sale Agreement is effective as of April 30, 2020 (the "**Effective Date**"), by and between Cardinal Ethanol, LLC ("**Cardinal Ethanol**"), and Air Products and Chemicals, Inc., as successor in interest to EPCO Carbon Dioxide Products, Inc. ("**Air Products**"). Cardinal Ethanol and Air Products may collectively be referred to herein as the "Parties" or individually as a "Party".

WHEREAS, Cardinal Ethanol and Air Products are parties to a Carbon Dioxide Purchase and Sale Agreement dated March 8, 2010 which was later amended on November 22, 2011 (the "**Agreement**");

WHEREAS, Cardinal Ethanol and Air Products are parties to a Non-Exclusive CO_2 Facility Site Lease Agreement, dated August 11, 2010 (the "**Lease Agreement**");

WHEREAS, the Parties desire to amend the Agreement and the Lease Agreement (i) to change all references from EPCO to Air Products, and (ii) to modify certain other provisions, all upon the terms and conditions set forth in this Amendment;

WHEREAS, Cardinal Ethanol provided a notice, dated November 26, 2019, to Air Products indicating Cardinal Ethanol's intent to terminate the Agreement and the Lease Agreement, effective June 1, 2020 ("**Termination**");

WHEREAS, Cardinal Ethanol now wishes to rescind the Termination; and

WHEREAS, the Parties desire to amend the Agreement and the Lease Agreement, as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties do hereby agree as follows.

1. The Termination is hereby rescinded.
2. All references to "EPCO Carbon Dioxide Products, Inc." in the Agreement and the Lease Agreement are hereby deleted and replaced with "Air Products and Chemicals, Inc.".
3. All references to "EPCO" in the Agreement and the Lease Agreement are hereby deleted and replaced with "Air Products".
4. Section 2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

   "The term of the Agreement shall continue until June 1, 2021 unless otherwise terminated as expressly set forth herein."

5. The EPCO notice information in Section 17 of the Agreement and in Section 10 of the Lease Agreement are each hereby deleted and replaced with the following:

   "TO AIR PRODUCTS: Air Products and Chemicals, Inc
7201 Hamilton Blvd.
Allentown, PA 18196
ATTN: North CO2 Business Manager

Phone: (610) 481-6049"

Confirmation: Except as expressly set forth herein, all the terms and conditions of the Agreement and Lease Agreement shall remain unchanged and continue to be in full force and effect and are hereby ratified and confirmed by Cardinal Ethanol and Air Products.

Counterparts: This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Governing Law: This Amendment shall be governed by and construed and enforced in accordance with the provisions set forth in the Agreement and the Lease Agreement (as applicable) as if set forth herein in full.

IN WITNESS WHEREOF, Cardinal Ethanol and Air Products have executed this Amendment as of the Amendment Effective Date set forth above.

Cardinal Ethanol, LLC

By: Jeffrey L Painter

Name: Jeffrey L. Painter

Title: CEO & President

Air Products and Chemicals, Inc.

By: Curtis D. Junge

Name: Curtis D. Junge

Title: Business Director North Region